UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 12, 2021

Date of Report (Date of earliest event reported)

Mountain Crest Acquisition Corp. V

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41062	86-1768041
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 West 43rd Street, 12th Floor New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 493-6558

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MCAG	The Nasdaq Stock Market LLC
Rights	MCAGR	The Nasdaq Stock Market LLC
Units	MCAGU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 12, 2021, the registration statement (File No. 333-260124) (the “Registration Statement”) relating to the initial public offering (“IPO”) of Mountain Crest Acquisition Corp. V (the “Company”) was declared effective by the Securities and Exchange Commission. In connection therewith, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	An Underwriting Agreement, dated November 12, 2021, by and between the Company and Chardan Capital Markets, LLC;

●	A Rights Agreement, dated November 12, 2021, by and between the Company and Continental Stock Transfer & Trust Company;

●	A Letter Agreement, dated November 12, 2021, by and among the Company’s officers, directors and shareholders;

●	An Investment Management Trust Agreement, dated November 12, 2021, by and between Continental Stock Transfer & Trust Company and the Company;

●	An Escrow Agreement, dated November 12, 2021, by and among the Company, Continental Stock Transfer & Trust Company and each of the initial shareholders of the Company;

●	An Indemnity Agreement, dated November 12, 2021, by and among the Company and the directors and officers of the Company;

●	A Subscription Agreement, dated November 12, 2021, by and between the Company and Mountain Crest Global Holdings LLC;

●	A Registration Rights Agreement, dated November 12, 2021, by and among the Company and the initial shareholders of the Company; and

●	An Administrative Service Agreement, dated November 12, 2021, by and between the Company and Mountain Crest Global Holdings LLC.

On November 16, 2021, the Company consummated the IPO of 6,000,000 units (the “Units”). Each Unit consists of one share of common stock, $0.0001 par value (“Common Stock”), and one right (“Right”) to receive one-tenth (1/10) of a share of common stock upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $60,000,000. On November 18, 2021, the underwriters exercised the over-allotment option and the Company issued 900,000 units to the underwriters (the “Over-Allotment Option Units”). The total aggregate issuance by the Company of the Over-Allotment Option Units at a price of $10.00 per unit resulted in total gross proceeds of $9,000,000.

A total of $69,000,000 of the net proceeds from the sale of Units in the initial public offering (including the Over-Allotment Option Units) and the Private Placements (described below) on November 16, 2021 and November 18, 2021, were placed in a trust account established for the benefit of the Company’s public shareholders. An audited balance sheet as of November 16, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement will be filed within 4 business days of the consummation of the IPO.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the closing of the IPO on November 16, 2021, the Company consummated the private placement (“Private Placement”) with Mountain Crest Global Holdings LLC of 205,000 units (the “Private Units”), generating total proceeds of $2,050,000. On November 16, 2021, simultaneously with the sale of the Over-Allotment Option Units, the Company consummated another Private Placement of an additional 18,000 private units, generating gross proceeds of $180,000.

The Private Units are identical to the Units sold as part of the public Units in this offering. Additionally, such initial purchasers agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until the completion of the Company’s initial business combination. Such initial purchasers were granted certain demand and piggyback registration rights in connection with the purchase of the Private Units.

The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On November 12, 2021, in connection with the IPO, the Company filed its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. The terms of the Amended and Restated Certificate of Incorporation are set forth in the Registration Statement and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 12, 2021, by and between the Company and Chardan Capital Markets, LLC.

3.1	Amended and Restated Certificate of Incorporation.

4.1	Rights Agreement, dated November 12, 2021, by and between Continental Stock Transfer & Trust Company and the Company.

10.1	Letter Agreement, dated November 12, 2021, among the Company and the Company’s officers, directors and Initial Stockholders.

10.2	Investment Management Trust Agreement, dated November 12, 2021, by and between Continental Stock Transfer & Trust Company and the Company.

10.3	Stock Escrow Agreement, dated November 12, 2021, among the Company, Continental Stock Transfer & Trust Company and the Initial Stockholders.

10.4	Registration Rights Agreement, dated November 12, 2021, by and between the Company and Initial Stockholders.

10.5	Indemnity Agreement, dated November 12, 2021, by and among the Company and the directors and officers of the Registrant

10.6	Subscription Agreement, dated November 12, 2021, by and between the Company and Mountain Crest Global Holdings LLC.

10.7	Administrative Service Agreement, dated November 12, 2021, by and between the Company and Mountain Crest Global Holdings LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2021

MOUNTAIN CREST ACQUISITION CORP. V

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	Chief Executive Officer

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